EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Specialized Fund(s)
File Number: 811-3916
Registrant CIK Number: 0000734383


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 7 Identifier S000002924 REIT Index Fund
Class 1 SEC Identifier C000008010
Class 2 SEC Identifier C000008011
Class 3 SEC Identifier C000038987
Class 4 SEC Identifier C000008012
Class 5 SEC Identifier C000032424

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $40,674
2. Dividends for a second class of open-end company shares                                                         $149,311
3. Dividends for a third class of open-end company shares                                                           $35,381
4. Dividends for a fourth class of open-end company shares                                                          $75,095
5. Dividends for a fifth class of open-end company shares                                                          $359,185

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.365
        2. Dividends from a second class of open-end company shares                                                 $1.627
        3. Dividends from a third class of open-end company shares                                                  $0.433
        4. Dividends for a fourth class of open-end company shares                                                  $0.254
	5. Dividends for a fifth class of open-end company shares                                                   $1.148

B)      1. Distributions of capital gains                                                                           $0.00
        2. Distributions of capital gains from a second class of open-end company shares                            $0.00
        3. Distributions of capital gains from a third class of open-end company shares                             $0.00
        4. Distributions of capital gains from a fourth class of open-end company shares                            $0.00
	5. Distributions of capital gains from a fifth class of open-end company shares                             $0.00

C)	1. Other distributions											    $0.00
	2. Other distributions from a second class of open-end company shares					    $0.00
	3. Other distributions from a third class of open-end company shares					    $0.00
	4. Other distributions from a fourth class of open-end company shares					    $0.00
	5. Other distributions from a fifth class of open-end company shares					    $0.00


Item 74
U)      1. Number of shares outstanding                                                                             112,471
        2. Number of shares outstanding for a second class of shares of open-end company shares                      99,440
        3. Number of shares outstanding for a third class of shares of open-end company shares                       67,036
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                     319,975
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                      319,608

V)      1. Net asset value per share (to the nearest cent)                                                           $24.88
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                $106.18
        3. Number of shares outstanding for a third class of shares of open-end company shares                       $28.35
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      $16.43
        5. Number of shares outstanding for a fifth class of shares of open-end company shares                       $74.92



Series 2 Identifier S000002922 Health Care Fund
Class 1 SEC Identifier C000008007
Class 2 SEC Identifier C000008008

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $8.276
        2. Distributions of capital gains from a second class of open-end company shares                            $3.491

Series 1 Identifier S000002921 Energy Fund
Class 1 SEC Identifier C000008005
Class 2 SEC Identifier C000008006

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $0.217
        2. Distributions of capital gains from a second class of open-end company shares                            $0.407



Series 8 Identifier S000011322 Dividend Appreciation Index Fund
Class 1 SEC Identifier C000031349
Class 2 SEC Identifier C000135474
Class 3 SEC Identifier C000031350

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $19,533
2. Dividends for a second class of open-end company shares                                                          $18,301
3. Dividends for a third class of open-end company shares                                                           $188,830



Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.278
        2. Dividends from a second class of open-end company shares                                                 $0.200
        3. Dividends from a third class of open-end company shares                                                  $0.737


Item 74
U)      1. Number of shares outstanding                                                                              52,285
        2. Number of shares outstanding for a second class of shares of open-end company shares                      120,332
        3. Number of shares outstanding for a third class of shares of open-end company shares                       260,706


V)      1. Net asset value per share (to the nearest cent)                                                           $30.16
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $20.46
        3. Number of shares outstanding for a third class of shares of open-end company shares                       $75.39